Exhibit 1

CAROLINA POWER & LIGHT COMPANY

d/b/a PROGRESS ENERGY CAROLINAS, INC.

First Mortgage Bonds

2.80% Series due 2022

4.10% Series due 2042

UNDERWRITING AGREEMENT

May 15, 2012

To the Representatives named in Schedule I hereto

of the Underwriters named in Schedule I hereto

Dear Ladies and Gentlemen:

The undersigned Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc. (the “Company”) hereby confirms its agreement with each of the several Underwriters hereinafter named as follows:

1. Underwriters and Representative. The term “Underwriters” as used in this Underwriting Agreement (the “Agreement”) shall be deemed to mean the firm or the several firms named in Schedule I hereto and any underwriter substituted as provided in paragraph 6 hereof, and the term “Underwriter” shall be deemed to mean any one of such Underwriters. If the firm or firms listed as Representatives in Schedule I hereto (individually and collectively, the “Representative”) are the only firm or firms serving as underwriters, then the terms “Underwriters” and “Representative,” as used herein, shall each be deemed to refer to such firm or firms. Each Representative represents jointly and severally that they have been authorized by the Underwriters to execute this Agreement on their behalf and to act for them in the manner herein provided. All obligations of the Underwriters hereunder are several and not joint. If more than one firm is named as Representative in Schedule I hereto, any action under or in respect of this Agreement may be taken by such firms jointly as the Representative, or by one of the firms acting on behalf of the Representative, and such action will be binding upon all the Underwriters.

2. Description of Securities. The Company proposes to issue and sell its First Mortgage Bonds of the designations, with the terms and in the amounts specified in Schedule I hereto (the “Securities”) under its Mortgage and Deed of Trust, dated as of May 1, 1940, with The Bank of New York Mellon (formerly Irving Trust Company) (the “Corporate Trustee”) and Ming Ryan (successor to Frederick G. Herbst), as Trustees, as supplemented and as it will be further supplemented by the Seventy-ninth Supplemental Indenture relating to the Securities (the “Seventy-ninth Supplemental Indenture”), in substantially the form heretofore delivered to the Representative, said Mortgage and Deed of Trust as supplemented and to be supplemented by the Seventy-ninth Supplemental Indenture being hereinafter referred to as the “Mortgage.”

3. Representations and Warranties of the Company. The Company represents and warrants to each of the Underwriters that:

(a) The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-179835-02) (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of an indeterminate amount of First Mortgage Bonds, Senior Notes, Debt Securities and Preferred Stock. The Registration Statement was effective upon filing with the Commission on March 1, 2012. The term “Registration Statement” shall be deemed to include all amendments made by the Company prior to the Applicable Time (defined below) and all documents filed by the Company with the Commission and incorporated by reference therein (the “Incorporated Documents”). The base prospectus filed by the Company as part of the Registration Statement, in the form in which it has most recently been filed with the Commission prior to the date of this Agreement, is hereinafter called the “Base Prospectus.” The Base Prospectus, as supplemented by a preliminary prospectus supplement, dated May 15, 2012, relating to the Securities, and all prior amendments or supplements thereto made by the Company (other than amendments or supplements relating to the securities of the Company other than the Securities), including the Incorporated Documents, is hereinafter referred to as the “Preliminary Prospectus.” The Preliminary Prospectus, as amended and supplemented, including the Incorporated Documents, at or immediately prior to the Applicable Time (as defined below) is hereinafter called the “Pricing Prospectus.” The Base Prospectus, as it is to be supplemented by a prospectus supplement, dated on the date hereof, substantially in the form delivered to the Representative prior to the execution hereof, relating to the Securities (the “Prospectus Supplement”) and all prior amendments or supplements thereto (other than amendments or supplements relating to securities of the Company other than the Securities), including the Incorporated Documents, is hereinafter referred to as the “Prospectus.” Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Securities Act and the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), deemed to be incorporated therein after the Applicable Time and prior to the termination of the offering of the Securities by the Underwriters; and any references herein to the terms “Registration Statement” or “Prospectus” at a date after the filing of the Prospectus Supplement shall be deemed to refer to the Registration Statement or the Prospectus, as the case may be, as each may be amended or supplemented prior to such date.

For purposes of this Agreement, the “Applicable Time” is 2:30 P.M. (New York City time) on the date of this Agreement; the documents listed in Schedule II hereto, taken together, as of the Applicable Time are collectively referred to as the “Pricing Disclosure Package”; and all references to the Registration Statement, the Pricing Disclosure Package or the Prospectus or any amendment or supplement thereto shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

(b) The Registration Statement, at each time and date it became, or is deemed to have become, effective, complied, and the Registration Statement, the Prospectus and the Mortgage, as of the date hereof and at the Closing Date (as defined below), will comply, in all material respects, with the applicable provisions of the Securities Act and the Trust Indenture Act of 1939, as amended (the “1939 Act”), and the applicable instructions, rules and regulations of the Commission thereunder; the Registration Statement, at each time and date it became, or is deemed to have become, effective, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Pricing Disclosure Package as of the Applicable Time did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Prospectus, as of its date and at the Closing Date, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this subparagraph (b) shall not apply to statements or omissions made in reliance upon and in conformity with information furnished herein or in writing to the Company by the Representative or by or on behalf of any Underwriter through the Representative expressly for use in the Prospectus or to any statements in or omissions from the Statements of Eligibility (“Forms T-1 and T-2”) of the Trustees. The Incorporated Documents, at the time they were each filed with the Commission, complied in all material respects with the applicable requirements of the Exchange Act and the instructions, rules and regulations of the Commission thereunder, and any documents so filed and incorporated by reference subsequent to the date hereof and prior to the termination of the offering of the Securities by the Underwriters will, at the time they are each filed with the Commission, comply in all material respects with the requirements of the Exchange Act and the instructions, rules and regulations of the Commission thereunder; and, when read together with the Registration Statement, the Pricing Disclosure Package and the Prospectus, none of such documents contained or contains or will contain any untrue statement of a material fact or omitted or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Permitted Free Writing Prospectus (as defined below) listed on Schedule II hereto does not conflict in any material respect with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

(c) With respect to the Registration Statement, (i) the Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act), (ii) the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to the use of the automatic shelf registration statement and (iii) the conditions for use of Form S-3, as set forth in the General Instructions thereof, have been satisfied.

(d) At the determination date for the offering of the Securities within the meaning of Rule 164(h) under the Securities Act, the Company was not an “ineligible issuer” as defined in Rule 405 under the Securities Act.

(e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of North Carolina; has corporate power and authority to own, lease and operate its properties and to conduct its business as contemplated under this Agreement and the other agreements to which it is a party; and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the business, properties, results of operations or financial condition of the Company.

(f) The historical financial statements incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly the financial condition and operations of the Company at the respective dates or for the respective periods to which they apply; such financial statements have been prepared, in each case, in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except that the quarterly financial statements, if any, incorporated by reference from any Quarterly Reports on Form 10-Q contain condensed footnotes prepared in accordance with applicable Exchange Act rules and regulations; and Deloitte & Touche LLP, which has audited the financial statements, is an independent registered public accounting firm as required by the Securities Act or the Exchange Act and the rules and regulations of the Commission thereunder.

(g) Except as reflected in, or contemplated by, the Registration Statement and the Pricing Disclosure Package, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, and prior to the Closing Date, (i) there has not been any material adverse change in the business, properties, results of operations or financial condition of the Company, (ii) there has not been any material transaction entered into by the Company other than transactions contemplated by the Registration Statement and the Pricing Prospectus or transactions arising in the ordinary course of business and (iii) the Company has no material contingent obligation that is not disclosed in the Registration Statement, Pricing Disclosure Package or Prospectus that could likely result in a material adverse change in the business, properties, results of operations or financial condition of the Company.

(h) The Company has full power and authority to execute, deliver and perform its obligations under this Agreement. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and the fulfillment of the terms hereof on the part of the Company to be fulfilled have been duly authorized by all necessary corporate action of the Company in accordance with the provisions of its restated charter (the “Charter”), by-laws and applicable law.

(i) The consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not (i) result in a breach of any of the terms or provisions of, or constitute a default under, the Charter or the Company’s by-laws or (ii) result in a breach of any terms or provisions of, or constitute a default under, any applicable law or any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is now a party or any judgment, order, writ or decree of any government or governmental authority or agency or court having jurisdiction over the Company or any of its assets, properties or operations that, in the case of any such breach or default, would have a material adverse effect on the business, properties, results of operations or financial condition of the Company.

(j) The Securities will conform in all material respects to the description contained in the Pricing Disclosure Package and the Prospectus.

(k) The Company has no subsidiaries that meet the definition of “significant subsidiary” as defined in Section 210.1-02(w) of Regulation S-X promulgated under the Securities Act.

(l) The Mortgage (i) has been duly authorized, executed and delivered by the Company, and, assuming due authorization, execution and delivery of the Seventy-ninth Supplemental Indenture by the Trustees, constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting creditors’ rights generally and (B) general principles of equity and any implied covenant of good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding at law or in equity and except for the effect on enforceability of federal or state law limiting, delaying or prohibiting the making of payments outside the United States); provided, however, that certain remedies, waivers and other provisions of the Mortgage may not be enforceable, but such unenforceability will not render the Mortgage invalid as a whole or affect the judicial enforcement of (x) the obligation of the Company to repay the principal, together with the interest thereon as provided in the Securities or (y) the rights of the Trustees to exercise their right to foreclose under the Mortgage; and (ii) conforms in all material respects to the description thereof in the Pricing Disclosure Package and the Prospectus. The Mortgage (including the Seventy-ninth Supplemental Indenture upon due execution by the Company and the Trustees in accordance with the Mortgage) has been qualified under the 1939 Act.

(m) The Securities have been duly authorized by the Company and, when authenticated in the manner provided for in the Mortgage and delivered against payment of the required consideration therefor, will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Mortgage and enforceable against the Company in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity and except for the effect on enforceability of federal or state law limiting, delaying or prohibiting the making of payments outside the United States).

(n) The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).

(o) Except as described in or contemplated by the Pricing Disclosure Package and the Prospectus, there are no pending or, to the knowledge of the Company,

threatened actions, suits or proceedings (regulatory or otherwise) against or affecting the Company or its properties that are likely in the aggregate to result in any material adverse change in the business, properties, results of operations or financial condition of the Company, or that are likely in the aggregate to materially and adversely affect the Mortgage, the Securities or the consummation of this Agreement or the transactions contemplated herein or therein.

(p) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions herein contemplated or for the due execution, delivery or performance of the Mortgage by the Company, except such as have already been made or obtained or as may be required under the Securities Act, state securities laws or the securities laws of any jurisdiction outside the United States of America, and except for the qualification of the Seventy-ninth Supplemental Indenture under the 1939 Act.

4. Purchase and Sale; Manner of Sale.

(a) On the basis of the representations, warranties and covenants herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to each of the Underwriters, severally and not jointly, and each such Underwriter agrees, severally and not jointly, to purchase from the Company, the respective principal amount of Securities of each series set forth opposite the name of such Underwriter in Schedule I hereto at the purchase price set forth in Schedule I hereto.

(b) The Underwriters agree to make promptly a bona fide public offering of the Securities to the public for sale as set forth in the Pricing Disclosure Package, subject, however, to the terms and conditions of this Agreement. The Underwriters agree that the information that they have presented to investors at or prior to the execution of this Agreement is consistent in all material respects with the information that is contained in the Pricing Disclosure Package.

(c) Each Underwriter, severally and not jointly, represents, warrants and agrees that (i) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 of the United Kingdom, as amended (the “FSMA”), with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and (ii) it has only communicated, or caused to be communicated, and will only communicate, or cause to be communicated, any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company.

(d) In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, a “Relevant Member State”), each Underwriter, severally and not jointly, represents, warrants and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Securities to the public in that Relevant Member State at any time:

(i) to “qualified investors,” as defined in the Prospectus Directive;

(ii) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the Representative for any such offer; or

(iii) in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of Securities shall result in a requirement for the publication by the Company or any Underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive (or to publish a supplement to a prospectus pursuant to Article 16 of the Prospectus Directive).

For the purposes of this provision, the expression of an “offer of Securities to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State; the term “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State; and the term “2010 PD Amending Directive” means Directive 2010/73/EU.

5. Free Writing Prospectuses.

(a) The Company represents and agrees that, without the prior consent of the Representative, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act, other than a Permitted Free Writing Prospectus; each Underwriter represents and agrees that, without the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, other than a Permitted Free Writing Prospectus or a free writing prospectus that is not required to be filed by the Company pursuant to Rule 433 under the Securities Act. Any such free writing prospectus the use of which is consented to by the Company and the Representative is referred to herein as a “Permitted Free Writing Prospectus.” The only Permitted Free Writing Prospectus as of the time of this Agreement is the final term sheet referred to in paragraph 5(b) below.

(b) The Company agrees to file a final term sheet, in the form previously provided to, and approved by, the Representative pursuant to Rule 433(d) under the Securities Act within the time period prescribed by such Rule.

(c) The Company and the Underwriters have complied and will comply with the requirements of Rule 164 and Rule 433 under the Securities Act applicable to any free writing prospectus, including timely Commission filing where required and legending.

(d) The Company agrees that if at any time following issuance of a Permitted Free Writing Prospectus any event occurred or occurs as a result of which such Permitted Free Writing Prospectus would conflict in any material respect with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to each Underwriter a Permitted Free Writing Prospectus or other document that will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in a Permitted Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representative expressly for use therein.

6. Time and Place of Closing; Default of Underwriters.

(a) Payment for the Securities shall be made at the direction of the Company against delivery of the Securities at the office of The Bank of New York Mellon, Corporate Trust Department, 101 Barclay Street, Suite 8W, New York, New York, 10286, or such other place, time and date as the Representative and the Company may agree. Such delivery and payment shall occur at or about 11:00 A.M., New York City time, on May 18, 2012, and is herein called the “Closing Date.” Payment for the Securities shall be by wire transfer of immediately available funds against delivery to The Depository Trust Company or to The Bank of New York Mellon, as custodian for The Depository Trust Company, in fully registered global form registered in the name of Cede & Co., as nominee for The Depository Trust Company, for the respective accounts specified by the Representative not later than the close of business on the business day prior to the Closing Date or such other date and time not later than the Closing Date as agreed by The Depository Trust Company or The Bank of New York Mellon. For the purpose of expediting the checking of the certificates by the Representative, the Company agrees to make the Securities available to the Representative not later than 3:00 P.M., New York City time, on the last full business day prior to the Closing Date at said office of The Bank of New York Mellon.

(b) If one or more Underwriters shall, for any reason other than a reason permitted hereunder, fail to take up and pay for the principal amount of the Securities of any series to be purchased by such one or more Underwriters, the Company shall immediately notify the Representative, and the non-defaulting Underwriters shall be obligated to take up and pay for (in addition to the respective principal amount of the Securities of such series set forth opposite their respective names in Schedule I hereto) the principal amount of Securities of such series that such defaulting Underwriter or Underwriters failed to take up and pay for, up to a principal amount thereof equal to, in the case of each such non-defaulting Underwriter, 10% of the principal amount of the Securities of such series. Each non-defaulting Underwriter shall do so on a pro-rata basis according to the amounts set forth opposite the name of such non-defaulting Underwriter in Schedule I hereto, and such non-defaulting Underwriters shall have the right, within 24 hours of receipt of such notice, either to take up and pay for (in such proportion as may be agreed upon among them), or to substitute another Underwriter or Underwriters, satisfactory to the Company, to take up and pay for, the remaining principal amount of the Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase. If any unpurchased Securities still remain, then the Company or the Representative shall be entitled to an additional period of 24 hours within which to procure another party or parties, members of the Financial Industry Regulatory Authority, Inc. (the “Authority”) (or if not members of the Authority, who are not eligible for membership in the Authority and who agree (i) to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein and (ii) in making sales to comply with the Authority’s Conduct Rules) and satisfactory to the Company, to purchase or agree to purchase such unpurchased Securities on the terms herein set forth. In any such case, either the Representative or the Company shall have the right to postpone the Closing Date for a period not to exceed three full business days from the date agreed upon in accordance with this paragraph 6, in order that the necessary changes in the Registration Statement and Prospectus and any other documents and arrangements may be effected. If (i) neither the non-defaulting Underwriters nor the Company has arranged for the purchase of such unpurchased Securities by another party or parties as above provided and (ii) the Company and the non-defaulting Underwriters have not mutually agreed to offer and sell the Securities other than the unpurchased Securities, then this Agreement shall terminate without any liability on the part of the Company or any Underwriter (other than an Underwriter that shall have failed or refused, in accordance with the terms hereof, to purchase and pay for the principal amount of the Securities that such Underwriter has agreed to purchase as provided in paragraph 4 hereof), except as otherwise provided in paragraph 7 and paragraph 8 hereof.

7. Covenants of the Company. The Company covenants with each Underwriter that:

(a) As soon as reasonably possible after the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to Rule 424 under the Securities Act (“Rule 424”), setting forth, among other things, the necessary information with respect to the terms of offering of the Securities and make any other required filings pursuant to Rule 433 under the Securities Act. Upon request, the Company will promptly deliver to the Representative and to counsel for the Underwriters, to the extent not previously delivered, one fully executed copy or one conformed copy, certified by an officer of the Company, of the Registration Statement, as originally filed, and of all amendments thereto, if any, heretofore or hereafter made (other than those relating solely to securities of the Company other than the Securities), including any post-effective amendment (in each case including all exhibits filed therewith and all documents incorporated therein not previously furnished to the Representative), including signed copies of each consent and certificate included therein or filed as an exhibit thereto, and will deliver to the Representative for distribution to the Underwriters as many conformed copies of the foregoing (excluding the exhibits, but including all documents incorporated therein) as the Representative may reasonably request. The Company will also send to the Underwriters as soon as practicable after the date of this Agreement and thereafter from time to time as many copies of the Prospectus and the Preliminary Prospectus as the Representative may reasonably request for the purposes required by the Securities Act.

(b) During such period (not exceeding nine months) after the commencement of the offering of the Securities as the Underwriters may be required by law to deliver a Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), if any event relating to or affecting the Company, or of which the Company shall be advised in writing by the Representative shall occur, which in the Company’s reasonable opinion (after consultation with counsel for the Representative) should be set forth in a supplement to or an amendment of the Prospectus in order to make the Prospectus not misleading in the light of the circumstances when it is delivered to a purchaser (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act), or if it is necessary to amend the Prospectus to comply with the Securities Act, the Company will forthwith at its expense prepare, file with the Commission and furnish to the Underwriters and dealers named by the Representative a reasonable number of copies of a supplement or supplements or an amendment or amendments to the Prospectus that will supplement or amend the Prospectus so that as supplemented or amended it will comply with the Securities Act and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading. In case any Underwriter is required to deliver a Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) after the expiration of nine months after the commencement of the offering of the Securities, the Company, upon the request of the Representative, will furnish to the Representative, at the expense of such Underwriter, a reasonable quantity of a supplemented or amended prospectus, or supplements or amendments to the Prospectus, complying with Section 10(a) of the Securities Act.

(c) The Company will make generally available to its security holders, as soon as reasonably practicable, but in any event not later than 16 months after the end of the fiscal quarter in which the filing of the Prospectus pursuant to Rule 424 occurs, an earnings statement (in form complying with the provisions of Section 11(a) of the Securities Act, which need not be certified by independent public accountants) covering a period of twelve months beginning not later than the first day of the Company’s fiscal quarter next following the filing of the Prospectus pursuant to Rule 424.

(d) The Company will use commercially reasonable efforts promptly to do and perform all things to be done and performed by it hereunder prior to the Closing Date and to satisfy all conditions precedent to the delivery by it of the Securities.

(e) As soon as reasonably possible after the Closing Date, the Company will cause the Seventy-ninth Supplemental Indenture to be recorded in all recording offices in the States of North Carolina and South Carolina in which the property intended to be subject to the lien of the Mortgage is located.

(f) The Company will advise the Representative, or the Representative’s counsel, promptly of the filing of the Prospectus pursuant to Rule 424 and of any amendment or supplement to the Prospectus or Registration Statement or of official notice of institution of proceedings for, or the entry of, a stop order suspending the effectiveness of the Registration Statement and, if such a stop order should be entered, use commercially reasonable efforts to obtain the prompt removal thereof.

(g) The Company will use commercially reasonable efforts to qualify the Securities, as may be required, for offer and sale under the Blue Sky or legal investment laws of such jurisdictions as the Representative may designate and will file and make in each year such statements or reports as are or may be reasonably required by the laws of such jurisdictions; provided, however, that the Company shall not be required to qualify as a foreign corporation or dealer in securities, or to file any general consents to service of process, under the laws of any jurisdiction.

(h) Prior to the termination of the offering of the Securities, the Company will not file any amendment to the Registration Statement or supplement to the Pricing Prospectus or the Prospectus that shall not have previously been furnished to the Representative or of which the Representative shall not previously have been advised or to which the Representative shall reasonably object in writing and which has not been approved by the Representative or its counsel, acting on behalf of the Underwriters.

(i) If at any time when Securities remain unsold by the Underwriters, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) of the Securities Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representative, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form reasonably satisfactory to the Representative, or take such other action, after consultation with counsel, as the Company believes is appropriate, (iii) use commercially reasonable efforts to cause any new registration statement or post-effective amendment that may be filed pursuant to clause (ii) above, to be declared effective and (iv) promptly notify the Representative of any such effectiveness. The Company will take all other commercially reasonable action as it deems appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

8. Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (a) the printing and filing of the Registration Statement and the printing of this Agreement, (b) the delivery of the Securities to the Underwriters, (c) the fees and disbursements of the Company’s counsel and accountants, (d) the expenses in connection with the qualification of the Securities under securities laws in accordance with the provisions of paragraph 7(g) hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith, such fees and disbursements not to exceed $7,500, (e) the printing and delivery to the Underwriters of copies of the Registration Statement and all amendments thereto, the Preliminary Prospectus, any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto, (f) the printing and delivery to the Underwriters of copies of the Blue Sky Survey and (g) the preparation, execution, filing and recording by the Company of the Seventy-ninth Supplemental Indenture (such filing and recordation to be promptly made after execution and delivery thereof to the Trustees under the Mortgage in the counties in which the mortgaged property of the Company is located); and the Company will pay all taxes, if any (but not including any transfer taxes), on the issue of the Securities and the filing and recordation of the Seventy-ninth Supplemental Indenture. The fees and disbursements of Underwriters’ counsel shall be paid by the Underwriters (subject, however, to the provisions of this paragraph 8 requiring payment by the Company of fees and disbursements not to exceed $7,500); provided, however, that if this Agreement is terminated in accordance with the provisions of paragraph 9, 10 or 12 hereof, the Company shall reimburse the Representative for the account of the Underwriters for the fees and disbursements of Underwriters’ counsel. The Company shall not be required to pay any amount for any expenses of the Representative or of any other of the Underwriters except as provided in paragraph 7 hereof and in this paragraph 8. The Company shall not in any event be liable to any of the Underwriters for damages on account of the loss of anticipated profit.

9. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters to purchase and pay for the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company as of the date hereof and the Closing Date, to the performance by the Company of its obligations to be performed hereunder prior to the Closing Date, and to the following further conditions:

(a) No stop order suspending the effectiveness of the Registration Statement shall be in effect on the Closing Date and no proceedings for that purpose shall be pending before, or, to the Company’s knowledge, threatened by, the Commission on the Closing Date and no notice from the Commission pursuant to Rule 401(g)(2) of the Securities Act shall have been received by the Company. The Representative shall have received, prior to payment for the Securities, a certificate dated the Closing Date and signed by the Chairman, President, Treasurer or a Vice President of the Company to the effect that no such stop order is in effect, that no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission and no notice from the Commission pursuant to Rule 401(g)(2) of the Securities Act has been received by the Company.

(b) At the time of execution of this Agreement, or such later date as shall have been consented to by the Representative, there shall have been issued, and on the Closing

Date there shall be in full force and effect, orders of the North Carolina Utilities Commission and the Public Service Commission of South Carolina authorizing the issuance and sale of the Securities, which shall not contain any provision unacceptable to the Representative by reason of its being materially adverse to the Company (it being understood that no such order in effect on the date of this Agreement and heretofore furnished to the Representative or counsel for the Underwriters contains any such unacceptable provision).

(c) At the Closing Date, the Representative shall receive favorable opinions, or, with respect to clauses (vii) and (viii), assurance statements, from: (1) Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., counsel to the Company (“Smith Anderson”), which opinions or assurance statements, as the case may be, shall be satisfactory in form and substance to counsel for the Underwriters, and (2) Hunton & Williams LLP, counsel for the Underwriters, in each of which opinions (except Smith Anderson as to matters of North Carolina law and except as to subdivision (v) as to which Hunton & Williams LLP need express no opinion) said counsel may rely as to all matters of North Carolina and South Carolina law upon the opinions of Smith Anderson and Nelson, Mullins, Riley & Scarborough, L.L.P., respectively, to the effect that:

(i) The Mortgage has been duly and validly authorized by all necessary corporate action (with this opinion required in the opinions of Smith Anderson and Hunton & Williams LLP only as to the Seventy-ninth Supplemental Indenture), has been duly and validly executed and delivered by the Company (with this opinion required in the Smith Anderson and Hunton & Williams LLP opinions only as to the Seventy-ninth Supplemental Indenture), and is a valid and binding obligation of the Company enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws affecting mortgagees’ and other creditors’ rights and general equitable principles and any implied covenant of good faith and fair dealing and subject to customary qualifications (with this opinion required in the opinions of Smith Anderson and Hunton & Williams LLP only as to the original Mortgage and Deed of Trust dated as of May 1, 1940 and the Seventy-ninth Supplemental Indenture); provided, however, that certain remedies, waivers and other provisions of the Mortgage may not be enforceable, but such unenforceability will not render the Mortgage invalid as a whole or preclude the judicial enforcement of (A) the obligation of the Company to repay the principal, together with the interest thereon as provided in the Securities or (B) the right of the Trustees to exercise their right to foreclose under the Mortgage;

(ii) The Mortgage has been duly qualified under the 1939 Act;

(iii) The Securities have been duly and validly authorized by the Company, and, following authentication of the Securities by the Corporate Trustee in accordance with the Mortgage and delivery of the Securities to and payment for the Securities by the Underwriters, as provided in this Agreement, the Securities have been duly and validly executed and delivered and are legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as limited by bankruptcy, insolvency or other laws affecting mortgagees’ and other creditors’ rights and general equitable principles and any implied covenant of good faith and fair dealing, and are entitled to the benefits of the security afforded by the Mortgage, and are secured equally and ratably with all other bonds outstanding under the Mortgage except insofar as any sinking or other fund may afford additional security for the bonds of any particular series;

(iv) The statements made in the Base Prospectus under the caption “Description of First Mortgage Bonds” and in the Pricing Prospectus and the Prospectus under the caption “Description of Bonds,” insofar as they purport to constitute summaries of the documents referred to therein, are accurate summaries in all material respects;

(v) The statements made in the Pricing Prospectus and the Prospectus under the caption “Material U.S. Federal Tax Considerations,” insofar as they purport to constitute summaries of matters of U.S. federal income tax or legal conclusions with respect thereto, are accurate summaries in all material respects;

(vi) This Agreement has been duly and validly authorized, executed and delivered by the Company;

(vii) The Registration Statement, at each time and date it became, or was deemed to have become, effective by the Commission, and the Pricing Disclosure Package and the Prospectus, as of their respective dates (except as to the financial statements and schedules and notes thereto or other financial, numerical, accounting, statistical or quantitative information (or the assumptions with respect thereto) included in, incorporated by reference therein or excluded therefrom and that part of the Registration Statement that constitutes the Statements of Eligibility on Form T-1 and Form T-2 upon which such assurance statements need not pass), appeared on their face to respond in all material respects to the requirements of the Securities Act and the 1939 Act and the applicable instructions, rules and regulations of the Commission thereunder; the documents or portions thereof filed with the Commission pursuant to the Exchange Act and deemed to be incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus pursuant to Item 12 of Form S-3 (except as to financial statements and schedules and notes thereto or other financial, numerical, accounting, statistical or quantitative information (or the assumptions with respect thereto) included in, incorporated by reference therein or excluded therefrom and that part of the Registration Statement that constitutes the Statements of Eligibility on Form T-1 and Form T-2, upon which such assurance statements need not pass), at the time they were filed with the Commission, appeared on their face to respond in all material respects to the requirements of the Exchange Act and the applicable instructions, rules and regulations of the Commission thereunder; the Registration Statement has become effective under the Securities Act, and such counsel has been verbally advised by the staff of the Commission that no stop order suspending the effectiveness of the

Registration Statement has been issued and not withdrawn, and no proceedings for a stop order with respect thereto have been instituted by the Commission; and

(viii) Nothing has come to the attention of said counsel that would cause them to believe that the Registration Statement, at each time and date it became, or was deemed to have become, effective by the Commission, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and nothing has come to the attention of said counsel that would cause them to believe that (x) the Pricing Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (y) the Prospectus, as of its date and, as amended or supplemented, at the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except as to financial statements, schedules and notes thereto or other financial, numerical, accounting, statistical or quantitative information (or the assumptions with respect thereto) included in, incorporated by reference therein or excluded therefrom and that part of the Registration Statement that constitutes the Statements of Eligibility on Form T-1 and Form T-2, upon which such assurance statements need not pass).

(d) At the Closing Date, the Representative shall receive from David B. Fountain, Esq., Vice President - Legal of Progress Energy Service Company, LLC, acting as counsel to the Company, a favorable opinion or assurance statement, as applicable, in form and substance satisfactory to counsel for the Underwriters, in which opinion such counsel may rely as to all matters of South Carolina law on the opinion of Nelson, Mullins, Riley & Scarborough, L.L.P., to the same effect with respect to the matters enumerated in subdivisions (i), (iii), (vi) and (viii) of subparagraph (c) of this paragraph 9 as the opinions required by said subparagraph (c), and to the further effect that:

(i) The Company is a corporation in existence under the laws of the State of North Carolina and is in good standing under the laws of the State of North Carolina and is duly qualified to transact business in the State of South Carolina;

(ii) The Company is duly authorized by its Charter to conduct the business that it is now conducting as set forth in the Pricing Disclosure Package and the Prospectus;

(iii) The Company has valid and subsisting franchises, licenses and permits adequate for the conduct of its business, except where the failure to hold such franchises, licenses and permits would not have a material adverse effect on the business, properties, results of operations or financial condition of the Company;

(iv) The Company has good and marketable title, with minor exceptions, restrictions and reservations in conveyances, and defects that are of the nature ordinarily found in properties of similar character and magnitude and that, in his opinion, will not in any substantial way impair the security afforded by the Mortgage, to all the properties described in the granting clauses of the Mortgage and upon which the Mortgage purports to create a lien, except certain rights-of-way over private property on which are located transmission and distribution lines formerly owned by the Tide Water Power Company (merged into the Company on February 29, 1952), title to which can be perfected by condemnation proceedings. The description in the Mortgage of the above-mentioned properties (including those formerly owned by Tide Water Power Company) is legally sufficient to constitute the Mortgage a lien upon said properties, including, without limitation, properties hereafter acquired by the Company (other than those expressly excepted and reserved therefrom). Said properties constitute substantially all the permanent physical properties and franchises (other than those expressly excepted and reserved therefrom) of the Company and are held by the Company free and clear of all liens and encumbrances except the lien of the Mortgage and Excepted Encumbrances, as defined in the Mortgage. The properties of the Company are subject to liens for current taxes, which it is the practice of the Company to pay regularly and when due. The Company has followed the practice generally of acquiring (A) certain rights-of-way and easements and certain small parcels of fee property appurtenant thereto and for use in conjunction therewith and (B) certain other properties of small or inconsequential value, without an examination of title and, as to the title to lands affected by said rights-of-way and easements, of not examining the title of the lessor or grantor whenever the lands affected by such rights-of-way and easements are not of such substantial value as in the opinion of the Company to justify the expense attendant upon examination of titles in connection therewith. In the opinion of said counsel, such practice of the Company is consistent with sound economic practice and with the method followed by other companies engaged in the same business and is reasonably adequate to assure the Company of good and marketable title to all such property acquired by it. It is the opinion of said counsel that any such conditions or defects as may be covered by the above recited exceptions are not, except as to certain rights-of-way on which are located transmission and distribution lines formerly owned by Tide Water Power Company, substantial and would not materially interfere with the Company’s use of such properties or with its business operations. The Company has the right of eminent domain in the States of North Carolina and South Carolina under which it may, if necessary, perfect or obtain title to privately owned land or acquire easements or rights-of-way required for use or used by the Company in its public utility operations;

(v) The Company’s Mortgage and Deed of Trust dated as of May 1, 1940 and the First through Seventy-eighth Supplemental Indentures thereto have been filed for record both as a real estate mortgage and as a chattel mortgage or security interest in all counties in the States of North Carolina and South Carolina in which any of the property described in the Mortgage as subject thereunder to the lien thereof is located; and the Seventy-ninth Supplemental Indenture relating to the Securities is in proper form for filing for record as a real estate mortgage in all counties in the States of North Carolina and South Carolina in which any of the property described therein or in the Mortgage as subject to the lien of the Mortgage is located. By virtue of filing financing statements with the Offices of the Secretaries of State of North Carolina and South Carolina, the Trustees have a perfected security interest in that portion of the collateral described therein to which Article 9 of the Uniform Commercial Code of North Carolina or South Carolina is applicable and in which a security interest is perfected by the central filing of a financing statement to perfect a security interest in collateral of a transmitting utility under the Uniform Commercial Code;

(vi) The Mortgage constitutes a valid, direct and first mortgage lien of record upon all franchises and properties now owned by the Company (other than those expressly excepted therefrom and other than those franchises and properties which are not, individually or in the aggregate, material to the Company or the security afforded by the Mortgage) situated in the States of North Carolina and South Carolina, as described or referred to in the granting clauses of the Mortgage, subject to the exceptions as to bankruptcy, insolvency and other laws stated in subdivision (i) of subparagraph (c) above;

(vii) The issuance and sale of the Securities have been duly authorized by all necessary corporate action on the part of the Company;

(viii) The North Carolina Utilities Commission and the Public Service Commission of South Carolina have authorized the issuance and sale of the Securities, and, to the knowledge of said counsel, such authorizations are still in force and effect; and no further filing with, approval, authorization, consent or other order of any public board or body (except such as have been obtained under the Securities Act and as may be required under the state securities or Blue Sky laws of any jurisdiction) is legally required for the consummation of the transactions contemplated in this Agreement;

(ix) Except as described in or contemplated by the Pricing Disclosure Package and the Prospectus, there are no pending actions, suits or proceedings (regulatory or otherwise) against the Company or any of its properties that are likely, in the aggregate, to result in any material adverse change in the business, properties, results of operations or financial condition of the Company or that are likely, in the aggregate, to materially and adversely affect the Mortgage, the Securities or the consummation of this Agreement, or the transactions contemplated herein or therein; and

(x) The consummation by the Company of the transactions herein contemplated and the fulfillment by the Company of the terms hereof will not (A) result in a breach of any of the terms or provisions of, or constitute a default under, the Charter or the Company’s by-laws or (B) result in a breach of any terms or provisions of, or constitute a default under, any applicable law, or any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is now a party or any judgment, order, writ or decree of any government or governmental authority or agency or court having jurisdiction over the Company or any of its assets, properties or operations that, in the case of any such breach or default, would have a material adverse effect on the business, properties, results of operations or financial condition of the Company.

(e) At the Closing Date, the Representative shall receive from Nelson, Mullins, Riley & Scarborough, L.L.P., Columbia, South Carolina, a favorable opinion in form and substance satisfactory to counsel for the Underwriters, to the effect that:

(i) The Company conducts its South Carolina retail operations subject to the jurisdiction of the South Carolina Public Service Commission pursuant to South Carolina Code Annotated, Sections 58-27-10 et seq. (1976 as amended);

(ii) The Company is duly qualified to transact business in the State of South Carolina;

(iii) The Company’s Mortgage and Deed of Trust dated as of May 1, 1940, and the First through the Seventy-eighth Supplemental Indentures thereto, have been recorded and filed in such manner and in such places as may be required by law, in the State of South Carolina, in order to fully preserve and protect the security of the bondholders and all rights of the Trustees thereunder. By virtue of filing financing statements with the Offices of the Secretaries of State of North Carolina and South Carolina, the Trustees have a perfected security interest in that portion of the collateral described therein to which Article 9 of the Uniform Commercial Code of North Carolina or South Carolina is applicable and in which a security interest is perfected by the central filing of a financing statement to perfect a security interest in collateral of a transmitting utility under the Uniform Commercial Code;

(iv) The Seventy-ninth Supplemental Indenture relating to the Securities is in the proper form for filing as a real estate mortgage in all counties in the State of South Carolina where the Mortgage is filed and the Seventy-ninth Supplemental Indenture is to be filed and upon such filing creates a lien in that real property located within such counties that is described in the Mortgage or in the Seventy-ninth Supplemental Indenture as being subject to the lien of the Mortgage (except that property which has been expressly excepted from the lien in the Seventy-ninth Supplemental Indenture and the Mortgage, as heretofore supplemented); and

(v) Said counsel has reviewed the opinion letter of even date therewith addressed to the Representatives by David B. Fountain, Esq., Vice President - Legal of Progress Energy Service Company, LLC, and said counsel concurs in the opinions which Mr. Fountain has expressed therein insofar as they relate to the laws of the State of South Carolina.

(f) The Representative shall have received on the date hereof and shall receive on the Closing Date from Deloitte & Touche LLP a letter addressed to the Representative, on behalf of the Underwriters, containing statements and information of the type ordinarily included in accountants’ SAS 72 “comfort letters” to underwriters with respect to the audit reports, financial statements and certain financial information contained in or incorporated by reference into the Pricing Prospectus and the Prospectus.

(g) At the Closing Date, the Representative shall receive a certificate of the Chairman, President, Treasurer or a Vice President of the Company, dated the Closing Date, to the effect that the representations and warranties of the Company in this Agreement are true and correct as of the Closing Date.

(h) Any Permitted Free Writing Prospectus, and any other material required pursuant to Rule 433(d) under the Securities Act, shall have been filed by the Company with the Commission within the applicable time periods prescribed by Rule 433.

(i) All legal proceedings taken in connection with the sale and delivery of the Securities shall have been satisfactory in form and substance to counsel for the Underwriters, and the Company, as of the Closing Date, shall be in compliance with any governing orders of the North Carolina Utilities Commission and the Public Service Commission of South Carolina, except where the failure to comply with such orders would not be material to the offering or validity of the Securities.

In case any of the conditions specified above in this paragraph 9 shall not have been fulfilled or waived by 2:00 P.M., New York City time, on the Closing Date, this Agreement may be terminated by the Representative by delivering written notice thereof to the Company. Any such termination shall be without liability of any party to any other party except as otherwise provided in paragraphs 7 and 8 hereof.

10. Conditions of the Company’s Obligations. The obligations of the Company to deliver the Securities shall be subject to the following conditions:

(a) No stop order suspending the effectiveness of the Registration Statement shall be in effect on the Closing Date, no proceedings for that purpose shall be pending before or threatened by the Commission on the Closing Date and no notice from the Commission pursuant to Rule 401(g)(2) of the Securities Act shall have been received by the Company.

(b) Prior to 12:00 Noon, New York City time, on the day following the date of this Agreement, or such later date as shall have been consented to by the Company, there shall have been issued and on the Closing Date there shall be in full force and effect orders of the North Carolina Utilities Commission and the Public Service Commission of South Carolina authorizing the issuance and sale by the Company of the Securities, which shall not contain any provision unacceptable to the Company by reason of its being materially adverse to the Company (it being understood that the orders in effect as of the date of this Agreement do not contain any such unacceptable provision).

In case any of the conditions specified in this paragraph 10 shall not have been fulfilled at the Closing Date, this Agreement may be terminated by the Company by delivering written notice thereof to the Representative. Any such termination shall be without liability of any party to any other party except as otherwise provided in paragraphs 7 and 8 hereof.

11. Indemnification.

(a) The Company agrees to indemnify and hold harmless each Underwriter, each officer and director of each Underwriter and each person who controls any Underwriter within the meaning of Section 15 of the Securities Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject and to reimburse each such Underwriter, each such officer and director, and each such controlling person for any legal or other expenses (including to the extent hereinafter provided, reasonable counsel fees) incurred by them, when and as incurred, in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement, or alleged untrue statement, of a material fact contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus, or in the Registration Statement or Prospectus as amended or supplemented (if any amendments or supplements thereto shall have been furnished), or in any issuer free writing prospectus (as defined in Rule 433(h) under the Securities Act), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the indemnity agreement contained in this paragraph 11 shall not apply to any such losses, claims, damages, liabilities, expenses or actions arising out of or based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with information furnished herein or in writing to the Company by any Underwriter through the Representative expressly for use in the Registration Statement, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement to any thereof, or any issuer free writing prospectus, or arising out of, or based upon, statements in or omissions from that part of the Registration Statement that shall constitute the Statements of Eligibility under the 1939 Act (Form T-1 and Form T-2) of the Trustees. The indemnity agreement of the Company contained in this paragraph 11 and the representations and warranties of the Company contained in paragraph 3 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter, and any such officer or director or any such controlling person and shall survive the delivery of the Securities. The Underwriters agree to notify promptly the Company, and each other Underwriter, of the commencement of any litigation or proceedings against them or any of them, or any such officer or director, or any such controlling person, in connection with the sale of the Securities.

(b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, its officers who signed the Registration Statement and its directors, and each person who controls the Company within the meaning of Section 15 of the Securities Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject and to reimburse each of them for any legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) incurred by them, when and as incurred, in connection with investigating any such losses, claims, damages, or liabilities, or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Pricing Disclosure Package, the Prospectus as amended or supplemented (if any amendments or supplements thereto shall have been furnished), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished herein or in writing to the Company by such Underwriter or through the Representative on behalf of such Underwriter expressly for use in the Registration Statement or the Pricing Disclosure Package or any amendment or supplement to any thereof. The indemnity agreement of all the respective Underwriters contained in this paragraph 11 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company or any other Underwriter, or any such officer or director or any such controlling person, and shall survive the delivery of the Securities. The Company agrees promptly to notify the Representative of the commencement of any litigation or proceedings against the Company or any of its officers or directors, or any such controlling person, in connection with the sale of the Securities.

(c) The Company and each of the Underwriters agree that, upon the receipt of notice of the commencement of any action against it, its officers or directors, or any person controlling it as aforesaid, in respect of which indemnity may be sought on account of any indemnity agreement contained herein, it will promptly give written notice of the commencement thereof to the party or parties against whom indemnity shall be sought hereunder. The Company and each of the Underwriters agree that the notification required by the preceding sentence shall be a material term of this Agreement. The omission so to notify such indemnifying party or parties of any such action shall relieve such indemnifying party or parties from any liability that it or they may have to the indemnified party on account of any indemnity agreement contained herein if such indemnifying party was materially prejudiced by such omission, but shall not relieve such indemnifying party or parties from any liability that it or they may have to the indemnified party otherwise than on account of such indemnity agreement. In case such notice of any such action shall be so given, such indemnifying party shall be entitled to participate at its own expense in the defense or, if it so elects, to assume (in conjunction with any other indemnifying parties) the defense of such action, in which event such defense shall be conducted by counsel chosen by such indemnifying party (or parties) and satisfactory to the indemnified party or parties who shall be defendant or defendants in such action, and such defendant or defendants shall bear the fees and expenses of any additional counsel retained by them; but if the indemnifying party shall elect not to assume the defense of such action, such indemnifying parties will reimburse such indemnified party or parties for the reasonable fees and expenses of any counsel retained by them, as such expenses are incurred; provided, however, if the defendants (including any impleaded parties) in any such action include both the indemnified party and the indemnifying party, and counsel for the indemnified party shall have concluded, in its reasonable judgment, that there may be a conflict of interest involved in the representation by such counsel of both the indemnifying party and the indemnified party, the indemnified party or parties shall have the right to select separate counsel, satisfactory to the indemnifying party, to participate in the defense of such action on behalf of such indemnified party or parties (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to one local counsel) representing the indemnified parties who are parties to such action). Each of the Company and the several Underwriters agrees that without the other party’s prior written consent, which consent shall not be unreasonably withheld, it will not settle, compromise or consent to the entry of any judgment in any claim in respect of which indemnification may be sought under the indemnification provisions of this Agreement, unless such settlement, compromise or consent includes an unconditional release of such other party from all liability arising out of such claim.

(d) If the indemnification provided for in subparagraphs (a) or (b) above is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subparagraph (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this subparagraph (d). The rights of contribution contained in this Section 11 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or the Company and shall survive delivery of the

Securities. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this subparagraph (d), each officer and director of each Underwriter and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this subparagraph (d) are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule I hereto and not joint.

(e) For purposes of this paragraph 11, it is understood and agreed that the only information provided by the Underwriters expressly for use in the Registration Statement and the Pricing Disclosure Package were the following parts of the Preliminary Prospectus section titled “Underwriting”: the second, third and fourth sentences of the second paragraph, the third sentence of the third paragraph, all of the fourth paragraph, all of the fifth paragraph, the first sentence of the eighth paragraph, all of the ninth paragraph and the third sentence of the twelfth paragraph.

12. Termination Date of this Agreement. This Agreement may be terminated by the Representative at any time prior to the Closing Date by delivering written notice thereof to the Company, if on or after the date of this Agreement but prior to such time (a) there shall have occurred any general suspension of trading in securities on The New York Stock Exchange, or there shall have been established by The New York Stock Exchange or by the Commission or by any federal or state agency or by the decision of any court, any limitation on prices for such trading or any restrictions on the distribution of securities or (b) there shall have occurred any new outbreak of hostilities including, but not limited to, significant escalation of hostilities that existed on or prior to the date of this Agreement, or any national or international calamity or crisis, or any material adverse change in the financial markets of the United States, the effect of which outbreak, escalation, calamity or crisis, or material adverse change on the financial markets of the United States shall be such as to make it impracticable, in the reasonable judgment of the Representative, for the Underwriters to enforce contracts for the sale of the Securities, or (c) the Company shall have sustained a substantial loss by fire, flood, accident or other calamity that renders it impracticable, in the reasonable judgment of the Representative, to consummate the sale of the Securities and the delivery of the Securities by the several Underwriters at the initial public offering price, or (d) there shall have been any downgrading or any notice of any intended or potential downgrading in the rating accorded the Company’s securities by any “nationally recognized statistical rating organization” as that term is defined in Section 3(a)(62) of the Exchange Act, or any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities, or any of the Company’s other outstanding debt, the effect of which in the reasonable judgment of the Representative, makes it impracticable or inadvisable to consummate the sale of the Securities and the delivery of the Securities by the several Underwriters at the initial public offering price or (e) there shall have been declared, by either federal or New York authorities, a general banking moratorium. This Agreement may also be terminated at any time prior to the Closing Date if in the reasonable judgment of the Representative the subject matter of any amendment or supplement to the Registration Statement, the Preliminary Prospectus or Prospectus (other than an amendment or supplement relating solely to the activity of any Underwriter or Underwriters) filed after the execution of this Agreement shall have materially impaired the marketability of the Securities. Any termination hereof pursuant to this paragraph 12 shall be without liability of any party to any other party except as otherwise provided in paragraphs 7 and 8 hereof.

13. Miscellaneous. The validity and interpretation of this Agreement shall be governed by the laws of the State of New York. Unless otherwise specified, time of day refers to New York City time. This Agreement shall inure to the benefit of, and be binding upon, the Company, the several Underwriters, and with respect to the provisions of paragraph 11 hereof, the officers and directors and each controlling person referred to in paragraph 11 hereof, and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors” as used in this Agreement shall not include any purchaser, as such purchaser, of any of the Securities from any of the several Underwriters.

14. Nature of Relationship. The Company acknowledges and agrees that (a) in connection with all aspects of each transaction contemplated by this Agreement, the Company and the Underwriters have an arms length business relationship that creates no fiduciary duty on the part of any party and each expressly disclaims any fiduciary relationship, (b) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, (c) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate, and (d) any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

15. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16. Notices. All communications hereunder shall be in writing or by telefax and, if to the Underwriters, shall be mailed, transmitted by any standard form of telecommunication or delivered to the Representative at Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Registration Department; Mitsubishi UFJ Securities (USA), Inc., 1633 Broadway, 29th Floor, New York, New York 10019, Attention: Capital Markets Group; Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Investment Banking Division; and Wells Fargo Securities, LLC, 301 S. College Street, 6th Floor, Charlotte, NC 28202, Attention: Transaction Management; and if to the Company, shall be mailed or delivered to it at 410 South Wilmington Street, Raleigh, North Carolina 27601, Attention: Sherri L. Green, Vice President and Treasurer.

17. Counterparts. This Agreement may be simultaneously executed in counterparts, each of which when so executed shall be deemed to be an original. Such counterparts shall together constitute one and the same instrument.

18. Defined Terms. Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings assigned to them in the Registration Statement.

[The remainder of this page has been intentionally left blank.]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed duplicate hereof whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

CAROLINA POWER & LIGHT COMPANY d/b/a PROGRESS ENERGY CAROLINAS, INC.

By:	/s/ Sherri L. Green
Authorized Representative

Accepted as of the date first above written, as Underwriter named in, and as the Representative of the other Underwriters named in, Schedule I attached to this Agreement.

GOLDMAN, SACHS & CO.

By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

MITSUBISHI UFJ SECURITIES (USA), INC.

By:	/s/ Spenser Huston
Name: Spenser Huston
Title: Managing Director

MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
Name: Yurij Slyz
Title: ED

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Director

[Signature Page of PEC First Mortgage Bond Underwriting Agreement]

SCHEDULE I

Underwriter	Principal Amount of Securities
	2022 Bonds	2042 Bonds
Goldman, Sachs & Co	$100,000,000	$100,000,000
Mitsubishi UFJ Securities (USA), Inc	100,000,000	100,000,000
Morgan Stanley & Co. LLC	100,000,000	100,000,000
Wells Fargo Securities, LLC	100,000,000	100,000,000
BNY Mellon Capital Markets, LLC	25,000,000	25,000,000
SunTrust Robinson Humphrey, Inc	25,000,000	25,000,000
RBC Capital Markets, LLC	15,000,000	15,000,000
U.S. Bancorp Investments, Inc	15,000,000	15,000,000
Robert W. Baird & Co. Incorporated	10,000,000	10,000,000
KeyBanc Capital Markets Inc	10,000,000	10,000,000

Total	$500,000,000	$500,000,000

Representatives:	Goldman, Sachs & Co.
Mitsubishi UFJ Securities (USA), Inc.
Morgan Stanley & Co. LLC
Wells Fargo Securities, LLC

Issuer:	Carolina Power & Light Company d/b/a Progress Energy Carolinas, Inc.

2022 Bonds
Designation:	First Mortgage Bonds, 2.80% Series due 2022
Principal Amount:	$500,000,000
Maturity Date:	May 15, 2022
Purchase Price:	99.125% of the aggregate principal amount of the 2022 Bonds, plus accrued interest, if any, from May 18, 2012, if settlement occurs after that date.

2042 Bonds
Designation:	First Mortgage Bonds, 4.10% Series due 2042
Principal Amount:	$500,000,000
Maturity Date:	May 15, 2042
Purchase Price:	98.629% of the aggregate principal amount of the 2042 Bonds, plus accrued interest, if any, from May 18, 2012, if settlement occurs after that date.

SCHEDULE II

PRICING DISCLOSURE PACKAGE

1)	Preliminary Prospectus Supplement dated May 15, 2012 (which shall be deemed to include the Incorporated Documents)

2)	Permitted Free Writing Prospectuses

a)	Final Term Sheet dated May 15, 2012 (as filed with the Commission on the date hereof)